EXHIBIT 10.25
JUNIPER NETWORKS, INC.
SUB-PLAN TO THE
2008 EMPLOYEE STOCK PURCHASE PLAN
FOR EMPLOYEES LOCATED IN THE EUROPEAN ECONOMIC AREA
1. Purpose of the Sub-Plan
     (a) Juniper Networks, Inc. (the “Company”) has established the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan (the “ESPP”) to provide eligible employees of the Company and its designated subsidiaries with an opportunity to purchase the Company’s Common Stock through accumulated payroll deductions.
     (b) Section 14 of the ESPP specifically authorizes the Board of Directors of the Company (the “Board”) or a committee appointed by the Board (the “Committee”) to adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations.
     (c) The Compensation Committee has determined that it is appropriate and advisable to establish a sub-plan to the ESPP with effect from November 11, 2008 for the purpose of complying with applicable local laws implementing the European Union (“EU”) Prospectus Directive 2003/71/EC (November 4, 2003).
     (d) The rules of this sub-plan (the “Sub-Plan”) shall, together with the rules of the ESPP, govern the offering of the ESPP with respect to all employees located in any EU Member State or European Economic Area (“EEA”) treaty adherent state.
2. Terms of the Sub-Plan
     (a) Capitalized terms used but not defined herein shall have the same meaning as set forth in the ESPP.
     (b) Notwithstanding any other provision in the ESPP, in no event shall the total consideration to be paid by participating Employees located in EU Member States and EEA treaty adherent states for the purchase of Common Stock under the ESPP, when combined with the total consideration of all other offers to the public by the Company of its Common Stock within any EU Member State or EEA treaty adherent state, exceed the amount of €2,499,999 in a 12-month period.
          In order not to exceed this limit, the Company reserves the right to limit the number of shares of Common Stock that may be purchased by each participating Employee to ensure that the total consideration of its offer of Common Stock within any EU Member State or EEA treaty adherent state does not exceed €2,499,999 in a 12-month period. Any such limit imposed under this Sub-Plan will be applied to all participating Employees on similar terms and on a pro-rata basis.
     (c) Subject to the terms of the ESPP, the Board or the Committee reserves the right to amend or terminate the Sub-Plan, as contained herein, at any time.